THIS NOTE HAS NOT BEEN REGISTERED PURSUANT TO THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR QUALIFIED PURSUANT TO ANY APPLICABLE STATE SECURITIES LAW. THIS NOTE MAY BE RESOLD ONLY IF REGISTERED PURSUANT TO THE PROVISIONS OF THE ACT AND QUALIFIED PURSUANT TO APPLICABLE STATE SECURITIES LAWS OR IF AN EXEMPTION FROM SUCH REGISTRATION AND QUALIFICATION IS AVAILABLE, EXCEPT UNDER CIRCUMSTANCES WHERE NEITHER SUCH REGISTRATION, QUALIFICATION NOR EXEMPTION IS REQUIRED BY LAW.

Amended and Restated Secured Promissory Note

$2,999,000

Dated Effective: March 11, 2013

Amended Effective: November 5, 2013

FOR VALUE RECEIVED, ANEW LIFE, INC., a Utah Corporation, (the “Maker”), promises to pay to DEL MAR FINANCIAL S.à.R.L., a société à responsabilité limitée formed under the laws of the Grand-Duchy of Luxembourg, having its registered office at 1, allée Scheffer, L-2520 Luxembourg (the “Holder”), the principal sum of Two Million Nine Hundred Ninety Nine Thousand Dollars ($2,999,000.00), together with interest on the unpaid principal balance from time to time outstanding from March 11, 2013, until the entire principal amount due hereunder is paid in full at the rates hereinafter provided (the “Note”).

WHEREAS, this Note was originally executed between Maker and PCH Financial S.a.r.l. (“PCH”) on March 11, 2013, in connection with that certain NIBs Transfer Agreement also dated March 11, 2013 (the “Original Note”); and

WHEREAS, Maker was acquired by SUNDANCE STRATEGIES, INC. a Nevada corporation (“SSI”) which is now the sole owner of Maker; and

WHEREAS, Holder acquired the Original Note from PCH in connection with that certain Loan Repayment & Asset Transfer Agreement dated June 5, 2013; and

WHEREAS, SSI acquired the Original Note from Holder in connection with that certain Asset Transfer Agreement dated June 5, 2013 (the “ATA”); provided that SSI was obligated under such agreement to transfer the Original Note back to Holder upon completion of certain requirements under the ATA; and

WHEREAS, SSI has agreed to transfer this Note back to Holder prior to Holder’s meeting the requirements but without waiving Holder’s obligation to meet such certain requirements under the ATA and without otherwise affecting the terms of provisions of the ATA, in exchange for Holder’s agreement to amend the Original Note in accordance with the terms set forth herein; and

WHEREAS, neither the Original Note nor any interest therein has been otherwise assigned or encumbered by Maker, Del Mar, PCH or SSI; and

WHEREAS, the Maker intends to enter into an Assignment Agreement assigning this Note to Hyperion Funds II PLC, an umbrella investment company with segregated liability between its sub-funds incorporated with variable capital in Ireland on June 22, 2011, with registration number 500309 and

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acting for and on behalf and for the account of Hyperion Life Fund II-A (“Hyperion”), which such Assignment Agreement shall have a “Buyback provision” that shall be the subject of an additional Assignment Agreement from the Holder to the Maker; and

WHEREAS, the Holder shall simultaneously herewith procure the recording of the Note in any Register maintained in connection with any of the foregoing referenced agreements or any NIBs acquired under any of the foregoing agreements, along with the aforesaid Assignment Agreements, and shall provide the Maker with evidence of such filings.

NOW THEREFORE, the Original Note is hereby amended and restated in its entirety as follows, subject to the foregoing recitations and the ATA:

1.

Rates of Interest.  Interest shall accrue from March 11, 2013 until paid at a rate per annum equal to 4.0% calculated on the basis of a three hundred sixty day year, compounded annually.

2.

Payments of Principal and Interest. The outstanding principal and accrued interest thereon shall be due and payable in full on April 11, 2015. All payments hereunder will be applied first to accrued and unpaid fees, costs or expenses hereunder, if any, second to accrued and unpaid interest hereunder, and then to the principal balance outstanding hereunder.

3.

Methods of Payment.  Unless otherwise agreed by Holder, payments of both principal and interest as required hereunder shall be made in United States Dollars in immediately available funds.

4.

Write-Down of Note.

(a)

In the event that $400,000,000 of Qualified NIBs have been acquired by SSI in accordance with the ATA or otherwise are accepted by SSI even though not meeting the precise definition of “Qualified NNIBs” in the ATA, and SSI issues a bond rated by Scope rating agency prior to April 11, 2014, the then outstanding principal balance of this Note shall be reduced to $2,000,000 (if the then outstanding principal balance exceeds $2,000,000 at the time).

(b)

At any time after April 11, 2014 until the Maturity Date of this Note, Maker shall have the option, in its sole discretion and without qualification, and on five (5) days notice to Holder, to decrease the then outstanding principal balance of this Note to $1,500,000; provided that upon the exercise of such option, the Collateral described in the Pledge Agreement shall be reduced from 50% to 40% of its NIBs.

5.

Pre-Payment and Note Amount Reduction.  This Note may be prepaid, in whole or in part, by the Maker at any time without penalty.  Any net death benefit or bond proceeds paid to Maker or SSI in connection with the assets purchased under the NIBs Transfer Agreement dated March 11, 2013 shall be used to prepay this Note; provided, however, no such death benefits or bond proceeds paid to the Maker or SSI shall be accounted for in any manner that would cause the Maker or SSI to not receive the full benefit of the reductions of the principal balance of the Note outlined in Section 4(a) and (b), without qualification, except the conditions outlined in such referenced Section 4(a) and (b).  Notwithstanding anything herein or in any agreement referenced herein to the contrary, once accrued interest and $1,500,000 has been received as payment on this Note from any source, this Note shall be deemed to be paid in full, and all Collateral under the referenced Pledge Agreement or otherwise, shall be the sole and separate property of Maker, without exception.  Maker may set off any claim it has against Holder in payment of the Note, without qualification.

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6.

Security.  This Note is secured by a Pledge Agreement dated March 11, 2013 (the “Pledge Agreement”), made by Maker for the benefit of PCH on 50% of certain assets acquired by Maker pursuant to the NIBs Transfer Agreement.  The terms of the Pledge Agreement are incorporated herein and made a part hereof by reference as if fully set forth herein.

7.

Default.  Each of the following shall be an “Event of Default” hereunder:

(i)

 the failure of Maker to pay any amount when due or to perform any of its other obligations under this Note;

(ii)

any representation or warranty of Maker hereunder or in the Purchase Agreement or in connection therewith shall have been materially false or misleading when made;

(iii)

Maker shall (A) discontinue its business, (B) apply for or consent to the appointment of a receiver, trustee, custodian or liquidator of it or any of its property, (C) admit in writing its inability to pay its debts as they mature, (D) make a general assignment for the benefit of creditors, (E) be adjudicated a bankrupt or insolvent or be the subject of an order for relief, or (F) file a voluntary petition in bankruptcy or insolvency, or a petition or an answer seeking reorganization or an arrangement with creditors or to take advantage of any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law or statute, or an answer admitting the material allegations of a petition filed against it in any proceeding under any such law or corporate action shall be taken for the purpose of effecting any of the foregoing; or

(iv)

there shall be filed against Maker an involuntary petition seeking its reorganization or the appointment of a receiver, trustee, custodian or liquidator of Maker or a substantial part of its assets, or an involuntary petition under any bankruptcy, reorganization or insolvency law of any jurisdiction, whether now or hereafter in effect and such involuntary petition shall not have been dismissed within 60 days of the filing thereof.

Upon the occurrence of an Event of Default, at the option of Holder, the entire balance of principal together with all accrued interest thereon shall, without demand or notice, immediately become due and payable and so long as such Event of Default continues, the entire balance of principal together with all accrued Interest shall bear Interest at a Default Rate of 10% per annum.  Upon the occurrence of an Event of Default, Holder may exercise any and all rights and remedies it may have under this Note, the Pledge Agreement, applicable law an in equity.

8.

Waivers.  The Maker hereby waives presentment for payment, protest and demand, and notice of protest, demand and/or dishonor and nonpayment of this Note, notice of any Event of Default, and all other notices or demands otherwise required by law that the Maker may lawfully waive.  The Maker expressly agrees that this Note, or any payment hereunder, may be extended from time to time, without in any way affecting the liability of the Maker.  No unilateral consent or waiver by the Holder with respect to any action or failure to act which, without consent, would constitute a breach of any provision of this note shall be valid and binding unless in writing and signed by the Holder.

9.

Governing Law.  The rights and obligations of the Maker and all provisions hereof shall be governed by and construed in accordance with the laws of the State of Utah.

10.

Consent to Jurisdiction.  The Maker and the Holder hereby submit to the jurisdiction of any federal court or Utah State Court sitting in Salt Lake County, Utah for the purpose of any suit, action or other proceeding arising out of the Maker’s obligations under or with respect to this Note, and

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expressly waives any and all objections it may have as to venue in any of such courts.  Any action on this Note shall be required to be brought in the jurisdiction of any federal court or Utah State Court sitting in Salt Lake County, Utah. The Maker agrees to accept and acknowledge service of any and all process that may be served in any suit, action or proceeding.  The Maker agrees that any service of process mailed by registered or certified mail, return receipt requested to the Maker at the address set forth above shall be deemed in every respect effective service of process upon such party in any such suit, action or proceeding.

11.

Savings Clause.  All agreements between Maker and the Holder are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of maturity of the indebtedness evidenced hereby or otherwise, shall the amount paid or agreed to be paid to the Holder for the use, forbearance or detention of the indebtedness evidenced hereby exceed the maximum permissible under applicable law.  As used herein, the term “applicable law” shall mean the law in effect as of the date hereof, provided, however, that in the event there is a change in the law which results in a higher permissible rate of interest, then this note shall be governed by such new law as of its effective date.  In this regard, it is expressly agreed that it is the intent of Maker and the Holder in the execution, delivery and acceptance of this Note to contract in strict compliance with the laws of Luxembourg.  If, from any circumstance whatsoever, fulfillment of any provision hereof at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by law, then the obligation to be fulfilled shall automatically be reduced to the limit of such validity, and if from any circumstances any lender should ever receive as interest an amount which would exceed the highest lawful rate, such amount which would be excessive interest shall be applied to the reduction of the principal balance evidenced hereby and not to the payment of interest.  This provision shall control every other provision of all agreements between Maker and the Holder.

12.

Attorneys’ Fees; Collection Costs.  If this Note shall not be paid when due and shall be placed by the Holder hereof in the hands of any attorney for collection, through legal proceedings or otherwise, the Maker will pay upon demand to the Holder reasonable attorneys’ fees of such holder together with reasonable costs and expenses of collection of such Holder.

13.

Assignment.  The Maker may assign its obligations under this Note only with the prior written consent of the Holder. Except as otherwise provided herein, the Holder may assign its interests in this Note only with the prior written consent of the Maker.

14.

Section Headings.  Any section headings in this Note are included herein for convenience of reference only and shall not constitute a part of this note for any other purpose.

15.

Amendment.  This Note shall amend and replace the Original Note in its entirety.

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IN WITNESS WHEREOF, the Maker, duly authorized, has caused this Note to be executed as of the day and year first above written.

ANEW LIFE, INC.

By: /s/Randall F. Pearson

Name: Randall F. Pearson

Title:  President

Duly Authorized, Acknowledged and Consented to by:

DEL MAR FINANCIAL S.à R.L

By: /s/ Paul Jacobson

Name: Paul Jacobson

Title: Manager

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